UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):
November 26, 2007 (November 16, 2007)

FRONTIER ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

       Nevada                        033-05384         87-0443026
(State or other jurisdiction   (Commission File Number) (I.R.S. Employer
              of incorporation)		          Identification Number)

2413 Morocco Avenue, North Las Vegas, Nevada             89031
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (702) 648-5849


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers

Resignation of Directors

On November 23, 2007, Mr. Don Hwang resigned from his position as a member of the Registrant's board
of directors. Mr. Hwang's resignation became effective on November 23, 2007. Mr. Hwang's resignation was not caused by any disagreement with the Registrant's management.

Appointment of Directors

On November 16, 2007, the Registrant's board of directors appointed Mr. Sam Aiello to the Registrant's board of directors to fill a vacancy.

Mr. Aiello has more than 20 years of experience as an entrepreneur in business development and is a 13-year veteran in the real estate industry. Mr. Aiello brings a wealth of experience and contacts with respect to funding and adding shareholder value. In addition,
 Mr. Aiello has been instrumental in raising capital for many emerging growth, private and public companies, including those in the Oil and Gas sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
 Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 26, 2007

FRONTIER ENERGY CORPORATION

       By:  /s/ Robert Genesi
                ROBERT GENESI
                  Chairman of the Board



Exhibits

Exhibit 17.1	Resignation letter of Mr. Don Hwang as a
member of the Registrant's board of directors, dated November 23, 2007.